UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of Report (or Date of Earliest Event Reported): April 8, 2005

Trinsic, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-28467	59-3501119
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer Identification
of Incorporation or Organization)		Number)

601 South Harbour Island Boulevard, Suite 220
Tampa, Florida 33602
(Address of Principal Executive Offices)
(813) 273-6261
(Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Failure to Satisfy a Continued Listing Rule

Section 3- Securities and Trading Markets

Item 3.01     Notice of Failure to Satisfy a Continued Listing Rule

     By letter dated April 8, 2005, the Nasdaq Stock Market has notified us that for 10 consecutive days from March 18, 2005 to April 1, 2005 the market value of our listed securities was below $35 million as required for continued inclusion on the Nasdaq SmallCap Market by MarketPlace Rule 4310(c)(2)(B) (ii). We have been provided 30 days or until May 4, 2005 to regain compliance. This letter supersedes a previous letter we received from Nasdaq and reported on Form 8-K April 8, 2005. If anytime before May 4, 2005, the market value of our outstanding common stock exceeds $35 million for a minimum of 10 consecutive business days, then we will regain compliance. If we do not regain compliance, then the Nasdaq staff will notify us that our shares will be delisted. We may appeal that determination to a Listing Qualifications Panel. We have not currently formulated plans with which to deal with this matter.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: April 14, 2005.

TRINSIC, INC.

BY:	/s/ Horace J. Davis, III

Name:	Horace J. Davis, III
Title:	Chief Executive Officer

A signed original of this Form 8-K has been provided to Trinsic, Inc. and will be retained by Trinsic, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.